EXHIBIT 99.1

INDEX TO FINANCIAL STATEMENTS

Renovo Resource Solutions, Inc.

Audited Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Renovo Resource Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Renovo Resource Solutions, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

Tampa, Florida

March 22, 2024

F-2

RENOVO RESOURCE SOLUTIONS, INC.

BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	2023	2022
ASSETS
Current Assets:
Cash and Cah Equivalents	$590,574	$1,029,141
Accounts Receivable	24,218	51,195
Prepaid Expenses	--	30,000
Due to Related Party	225,519	--
Loan to KSSH, Related Party	200,000	--
Deferred Income Tax Asset	60,468	85,535
Inventory	138,342	211,464
Total Current Assets	1,239,121	1,407,335

Property and Equipment, net	47,302	61,902
Due From Related Party	1,009,580	777,409
Loan to KSSH, Related Party	--	200,000
Other Assets	960	960
Total Assets	$2,296,963	$2,447,606

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$32,369	$10,395
Accrued Interest Payable	234,204	383,626
Related Party Loans	1,197,671	1,199,396
Current Portion Notes Payable	--	93,397
Taxes Payable	63,622	258,474
Total Liabilities	1,527,866	1,945,288

Commitments and Contingencies, Note 9

Stockholders’ Equity:

Common Stock, No Par Value, 100 Shares Authorized, Issued and Outstanding	--	--

Retained Earnings	769,097	502,318
	769,097	502,318

Total Liabilities and Stockholders’ Equity	$2,296,963	$2,447,606

The accompanying notes are an integral part of the financial statements.

F-3

RENOVO RESOURCE SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Revenues:
Sales	$3,427,275	$4,374,525
Cost of Goods Sold	1,945,308	2,397,446

Gross Profit	1,481,967	1,977,079

Operating Expenses:
Depreciation Expense	14,600	46,264
Insurance Expense	46,314	61,964
Payroll Expense	420,245	376,746
Rent Expense	280,451	67,086
Professional Fees	142,085	53,238
General and Administrative	160,487	164,800
Total Operating Expenses	1,064,182	770,098

Other Income (Expenses):
Interest Income	13,973	--
Interest Expense	(76,291)	(81,089)
Total Other Income (Expenses)	(62,318)	(81,089)

Net Income Before Income Taxes	355,467	1,125,892

Provision for Income Taxes	88,688	280,911

Net Income	$266,779	844,981

The accompanying notes are an integral part of the financial statements.

F-4

RENOVO RESOURCE SOLUTIONS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common Stock		Retained Earnings
	Shares	Par $0.00	(Accumulated Deficit)	Total

Balance, December 31, 2021	100	$--	$(342,663)	$(342,663)

Net Income	-	--	844,981	844,981

Balance, December 31, 2022	100	--	502,318	502,318

Net Income	-	--	266,779	266,779
Balance, December 31, 2023	100	$-	$769,097	$769,097

The accompanying notes are an integral part of the financial statements.

F-5

RENOVO RESOURCE SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Cash Flows From Operating Activities:
Net Income	$266,779	$844,981

Adjustments to reconcile net income to net cash from operations:
Depreciation	14,600	46,264
Changes in operating assets and liabilities:
Accounts Receivable	26,977	(51,195)
Prepaid Expense	30,000	(30,000)
Inventory	73,122	(72,933)
Accounts Payable	21,974	8,137
Accrued Interest Payable	(149,422)	76,291
Deferred Income Tax Asset	25,067	22,437
Taxes Payable	(194,852)	254,906
Net Cash Flows From Operating Activities	114,245	1,098,888

Cash Flows From Investing Activities:
Purchase of Fixed Assets	--	(30,200)
Proceeds From Loan To KSSH	--	(200,000)
Net Cash Flow From Investing Activities	--	(230,200)

Cash Flows From Financing Activities:
Due to Related Party	--	(242,182)
Advances to Related Parties	(457,690)	--
Payments on Notes Payable	(95,122)	(29,130)
Net Cash Flow From Financing Activities	(552,812)	(271,312)

Net Change in Cash	(438,567)	597,376

Cash at the beginning of year	1,029,141	431,765

Cash at the end of the year	$590,574	$1,029,141

Supplemental Cash Flow Information:
Cash paid for:
Interest	$210,740	$81,089
Income Taxes	$251,311	--

The accompanying notes are an integral part of the financial statements

F-6

RENOVO RESOURCE SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023

1. Business:

Renovo Resource Solutions, Inc. (the “Company”) was established in 2014 in Manatee County, Florida to serve the recycling needs of the south Tampa Bay region. The Company built a recycling center on 10 plus acres in the southern area of the county to service customers of Manatee and Sarasota Counties. Renovo purchases and containerizes both ferrous and non-ferrous materials for resale to a variety of off-take partners in more than 60 product categories. Customers are both residential and commercial in nature.

On October 28, 2022, the Company and Kingfish Holding Corporation (“Kingfish”) entered into the “Merger Agreement”,– Proposed Merger Agreement,” pursuant to which the Company will be merged with and into Kingfish, with the Kingfish being the successor or surviving corporation in the Merger.

2. Summary of Significant Accounting Policies:

Basis of presentation:

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the periods presented.

Reclassification.

Certain minor reclassifications have been made to the 2022 financial statements to conform to the classifications used in 2023

Use of estimates:

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash:

Cash is maintained at a financial institution and, at times, the balance may exceed federally insured limits. The Company has never experienced any losses related to the balance. Currently, the FDIC provides insurance coverage up to $250,000 per depositor at each financial institution and, at times, the Company’s cash balance may exceed the covered limits.

For purpose of the statements of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash.

Inventories

Inventories are stated at the lower of cost or market. Cost, which includes material, labor and overhead, is determined on a first-in, first-out basis. On a monthly basis, the Company analyzes its inventory levels and reserve for inventory that is expected to expire prior to being sold, inventory that has a cost basis in excess of its expected net realizable value, inventory in excess of expected sales requirements, or inventory that fails to meet commercial sale specifications. Expired inventory is disposed of and the related costs are written off to inventory obsolescence.

F-7

Property and equipment, net

Property and equipment are stated at cost at the date of purchase less accumulated depreciation. Depreciation is calculated using the accelerated methods over the lesser of the estimated useful lives of the assets or the lease term. The useful lives range from three to seven years. Renovo’s policy is to capitalize renewals and betterments acquired for greater than $500 and expense normal repairs and maintenance as incurred. Renovo’s management periodically evaluates whether events or circumstances have occurred indicating that the carrying amount of long-lived assets may not be recovered.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long-Lived Assets.” ASC 360 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

Fair Value of Financial Instruments:

The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. Management does not hold or issue financial instruments for trading purposes, nor does the Company utilize derivative instruments in the management of the Company's foreign exchange, commodity price or interest rate market risks.

ASC clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-8

Revenue Recognition:

The Company recognizes revenues in accordance with ASC 606, “Revenue from Contracts with Customers,” and all related interpretations for recognition of revenue from services. Revenue is recognized when the following criteria are met:

•	identification of the contract, or contracts, with the customer;
•	identification of the performance obligations in the contract;
•	determination of the transaction price;
•	allocation of the transaction price to the performance obligations in the contract; and
•	recognition of revenue when, or as, the performance obligation is satisfied.

The Company recognizes revenue when it is shipped or picked up by the customer.

Cost of Goods Sold

Cost of goods sold is primarily comprised of direct costs of purchasing materials from customers, including hauling, freight and fuel.

Leases

The Company accounts for leases in accordance with ASC 842, “Leases.”

Operating leases right-of use (“ROU”) assets represents the right to use the leased assets for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Income Taxes:

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of ASC 740 “Uncertainty in Income Taxes” (ASC 740). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits for all periods presented. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefit in interest expense and penalties in operating expenses.

New Accounting Pronouncements

Recent pronouncements issued by the FASB, the American Institute of Certified Public Accountants (“AICPA”) and the SEC did not have a material impact of the Company’s present or future financial statements.

Subsequent Events

Management has evaluated subsequent events through March 22, 2024 and determined that nothing needs to be disclosed herein.

F-9

3. Receivables from Related Parties:

Pursuant to the terms of the Merger Agreement, the Company loaned $200,000 in principal amount to Kingfish Holding Corporation (KSSH) on October 28, 2022 (the “KSSH Loan”). The KSSH Loan is evidenced by a promissory note dated October 22, 2022 issued by KSSH to the Company. The KSSH Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 6% per annum and the note matures on October 28, 2024. No payments of principal or interest are due prior to the maturity date and on such date all such amounts are payable in full. KSSH may prepay the amounts owed under the KSSH Promissory Note at any time without any prepayment penalties. In the event of a default by KSSH under the KSSH Promissory Note, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable under the KSSH Promissory Note shall become immediately due and payable without notice, declaration, or other act on the part of the Company. As of December 31, 2023 and 2022 $200,000 was owed on this loan.

The Company has paid operational expenses and debt on behalf of 6 LLC, a related party who holds the real estate on which the business operates. As of December 31, 2023 and 2022, the total paid on behalf of 6 LLC and payable to the Company is $1,009,580 and $777,409, respectively. These advances bear no interest, are uncollateralized and have no specific due date.

The above transactions and amounts are not necessarily what third parties would have agreed to.

4. Inventory

The composition of the Company inventories at December 31, 2023 and 2022 are as follows:

	2023	2022
Raw Materials	$138,342	$211,464
Inventories, at cost	$138,342	$211,464

5. Property and Equipment

Property and equipment consisted of the following at December 31, 2023 and 2022:

	2023	2022

Leasehold improvements	$7,825	$7,825
Software	19,636	19,636
Furniture and equipment	675,616	675,616
	703,077	703,077
Less: Accumulated depreciation	(655,775)	(641,175)
	$47,302	$61,902

During the years ended December 31, 2023 and 2022, the Company incurred $14,600 and $46,264 of depreciation expense, respectively.

F-10

6. Related Party Loans:

Related party loans consisted of the following at December 31, 2023 and 2022:

	2023	2022
Passing Through, LLC	$581,249	$581,249
Conch and Shell Holding, Inc.	248,275	250,000
J. Toomey	333,147	333,147
K. Toomey	35,000	35,000
	$1,197,671	$1,199,396

The Company entered into a note with Passing Through, LLC, for $600,000 effective July 1, 2016. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023. On December 31, 2023 ,the note was extended to December 31, 2024.

The Company entered into a note with Conch And Shell Holdings, Inc, for $250,000 effective November 20, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 8% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 8% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023.Interest as of December 31, 2023 in the amount of $121,666 was paid during December 2023. On December 31, 2023, the note was extended to December 31, 2024.

The Company entered into a note with James K. and Lori M. Toomey, directors, for $365,000 effective November 18, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023. Interest as of December 31, 2023 in the amount of $103,045 was paid during December 2023. On December 31, 2023, the note was extended to December 31, 2024.

7. Note Payable

Note payable consisted of the following at December 31, 2023 and 2022:

	2023	2022
Ring Power Corporation	$--	$93,397
Less Current Portion	--	93,397

Long Term Portion	$--	$--

The Company entered into a note with Ring Power Corporation for $181,102 effective November 27, 2019. The note bore interest, commencing on the date of the loan, at an initial rate of 8% per annum and the note matures on November 20, 2023. This note was paid in full at maturity.

F-11

8. Income Taxes:

The Company's expenses for income taxes consist of:

	2023	2022
Current
Federal	$53,443	$215,643
State	10,179	42,851
	63,622	258,474
Deferred
Federal	21,055	18,897
State	4,011	3,590
	25,066	22,437
Total	$88,688	$280,911

The components of the net deferred tax asset at December 31, 2023 and 2022 consist of :

	2023	2022

Accounts Receivable	$--	$(12,773)
Accounts Payable	2,556	2,594
Accrued Interest Payable	58,433	95,714
Total	$60,989	$85,535

The Company’s earliest tax year that remains subject to examination by all tax jurisdictions was September 30, 2016.

9. Commitments and Contingencies:

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, “Contingencies.” The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.

As of December 31, 2023, the Company had pledged all of its assets as collateral on Related Party and Third Party loans of 6 LLC, an affiliate, in the amount of approximately $4.5 million.

As of March 22, 2024 the date the statements are available for use, the Company is not aware of any additional contingent liabilities that should be reflected in the financial statements.

F-12